SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 18, 2003

NTELOS Inc.

(Exact Name of Registrant as Specified in Charter)

Virginia	0-16751	54-1443350
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P. O. Box 1990

Waynesboro, Virginia 22980

(Address of principal executive offices)

(540) 946-3500

(Registrant’s telephone number, including area code)

ITEM 5.    Other Events.

On February 18, 2003, NTELOS Inc. (the “Company”) issued a press release announcing that the Company was in active discussions with its debtholders concerning a comprehensive financial restructuring plan. In connection with these discussions, the Company announced that it would not make the scheduled semi-annual interest payments due February 18, 2003, on its senior and subordinated notes.

A copy of the press release is attached hereto as Exhibit 99.1.

For more information regarding the Company’s recent results of operations and liquidity and capital resources, please refer to the Company’s Form 10-Q for the quarter ended September 30, 2002 and the Company’s Form 8-K dated November 29, 2002, on file with the SEC.

This press release and oral statements made from time to time by representatives of the Company may contain “forward-looking statements” concerning the Company’s future expectations, financial and operating projections, plans, strategies and the trading market for its securities. Forward-looking statements made by the Company are based on a number of assumptions, estimates and projections. These statements are not guarantees of future performance and involve risks and uncertainties, including those set forth in documents filed by the Company with the Securities and Exchange Commission, and any significant deviations from these assumptions could cause actual results, performance or achievements of the Company to differ materially from those expressed or implied by such forward-looking statements. The Company undertakes no obligation to revise or update such forward-looking statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

ITEM	7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

EXHIBIT	DESCRIPTION
99.1	Press Release dated February 18, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NTELOS INC.

(Registrant)

By:    /s/    MICHAEL B. MONEYMAKER

Michael B. Moneymaker

Senior Vice President and Chief Financial

Officer, Treasurer and Secretary

Date:  February 19, 2003